Exhibit 32.1



                   Certification Pursuant to 18 U.S.C.ss.1350,
                       As Adopted Pursuant to Section 906
                        of the Sarbanes-Oxley Act of 2002

     In connection with the Annual Report of Procyon Corporation (the "Company") on Form 10-KSB for the year ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, the undersigned President and acting Principal Executive, Financial and Accounting Officer of the Company, do certify, to my knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  September 27, 2003

/s/  John C. Anderson
-----------------------------
     John C. Anderson
     President and acting Principal Executive,
     Financial and Accounting Officer